Exhibit 11

                              TAUBMAN CENTERS, INC.
                        Computation of Per Share Earnings

                        (in thousands, except share data)

                                                            Three Months Ended September 30     Nine Months Ended September 30
                                                            -------------------------------     ------------------------------
                                                                  1995           1996                 1995           1996
                                                                --------       --------             --------       --------
Primary
-------

Income before extraordinary items as reported                     $4,028         $5,036              $12,453        $14,678

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan              0             (8)                   0            (18)
                                                                  ------         ------              -------        -------

Income before extraordinary items for purposes of calculating
 primary earnings per share                                       $4,028         $5,028              $12,453        $14,660
                                                                  ======         ======              =======        =======

Average number of shares outstanding                          44,169,913     44,098,113           44,281,294     44,102,470
                                                              ==========     ==========           ==========     ==========

Primary earnings per share                                          $.09           $.11                 $.28           $.33
                                                                    ====           ====                 ====           ====



Fully diluted
-------------

Income before extraordinary items as reported                     $4,028         $5,036              $12,453        $14,678

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan             (1)            (8)                  (1)           (27)
                                                                  ------         ------              -------        -------

Income before extraordinary items for purposes of calculating
fully diluted earnings per share                                  $4,027         $5,028              $12,452        $14,651
                                                                  ======         ======              =======        =======

Average number of shares outstanding                          44,169,913     44,098,113           44,281,294     44,102,470
                                                              ==========     ==========           ==========     ==========

Fully diluted earnings per share                                    $.09           $.11                 $.28           $.33
                                                                    ====           ====                 ====           ====


                                                                      Exhibit 11
                                                                     (Continued)

                              TAUBMAN CENTERS, INC.
                        Computation of Per Share Earnings

                        (in thousands, except share data)


                                                            Three Months Ended September 30     Nine Months Ended September 30
                                                            -------------------------------     ------------------------------
                                                                  1995           1996                 1995           1996
                                                                --------       --------             --------       --------

Primary
-------

Net income as reported                                            $4,028         $4,592              $11,672        $14,234

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan              0             (7)                   0            (17)
                                                                  ------         ------              -------        -------

Net income for purposes of calculating primary
  earnings per share                                              $4,028         $4,585              $11,672        $14,217
                                                                  ======         ======              =======        =======

Average number of shares outstanding                          44,169,913     44,098,113           44,281,294     44,102,470
                                                              ==========     ==========           ==========     ==========

Primary earnings per share                                          $.09           $.10                 $.26           $.32
                                                                    ====           ====                 ====           ====



Fully diluted
-------------

Net income as reported                                            $4,028         $4,592              $11,672        $14,234


  Effect of partnership units issuable under The Taubman Realty
    Group Limited Partnership's 1992 Incentive Option Plan            (1)            (8)                  (1)           (27)
                                                                  ------         ------              -------        -------

Net income for purposes of calculating fully
  diluted earnings per share                                      $4,027         $4,584              $11,671        $14,207
                                                                  ======         ======              =======        =======

Average number of shares outstanding                          44,169,913     44,098,113           44,281,294     44,102,470
                                                              ==========     ==========           ==========     ==========

Fully diluted earnings per share                                    $.09           $.10                 $.26           $.32
                                                                    ====           ====                 ====           ====